                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              SCPIE Holdings Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

(LOGO)

Mitchell S. Karlan, M.D.
Chairman

                                 March 28, 1997

Dear Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of SCPIE Holdings Inc., which will be held at the Sheraton Grande Hotel, located at 333 South Figueroa Street, Los Angeles, California, on May 8, 1997, at 3:00 p.m., Pacific time.

     We are excited about our first annual meeting and our first year as a publicly held company. The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important, regardless of the number of shares you own. Returning the enclosed proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your support of our Company.

                                          Sincerely,

                                          (SIGNATURE)

                                          Mitchell S. Karlan, M.D.
                                          Chairman

                              SCPIE HOLDINGS INC.
                           9441 W. OLYMPIC BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90212

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 8, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of SCPIE Holdings Inc. (the "Company") will be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California, on May 8, 1997, at 3:00 p.m., Pacific time, for the following purposes:

     1. To consider and vote upon the election of four directors to serve until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 1997; and

     3. To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 17, 1997 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                                          By order of the Board of Directors

                                          (SIGNATURE)
                                          Joseph P. Henkes
                                          Secretary

March 28, 1997

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF

                              SCPIE HOLDINGS INC.

                           TO BE HELD ON MAY 8, 1997

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the stockholders of SCPIE Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of $.0001 par value common stock of the Company ("Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on May 8, 1997, and any adjournments thereof (the "Annual Meeting"). The Annual Meeting is being held to consider and vote upon (1) the election of four directors to serve until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified, and (2) the ratification of the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 1997. The Company's Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.

     The principal executive offices of the Company are located at 9441 W. Olympic Boulevard, Beverly Hills, California 90212. The telephone number of the Company at such offices is (310) 551-5900.

     This Proxy Statement is first being mailed to the Company's stockholders on or about March 28, 1997.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

     The Company's Board of Directors has fixed the close of business on March 17, 1997 as the record date (the "Record Date") for the determination of the stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of Common Stock as of the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 12,294,652 shares of Common Stock issued, outstanding and entitled to be voted at the Annual Meeting. These shares are held by approximately 10,000 stockholders of record. An additional 500,000 shares of Common Stock have been issued to a wholly owned subsidiary of the Company. These shares are neither voted nor counted for purposes of a quorum under applicable provisions of the Delaware General Corporation Law.

     Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION, AS DIRECTORS OF THE COMPANY, OF THE FOUR NOMINEES NAMED IN THE PROXY AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: SCPIE Holdings Inc., P.
O. Box 4015, Beverly Hills, California 90213, Attention: Joseph P. Henkes, Secretary.

     The 1996 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1996, accompanies this Proxy Statement.

QUORUM AND VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. A plurality of the votes cast by the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, at which a quorum must be present, is required for the election of the directors identified in this Proxy Statement. With respect to the election of directors, stockholders may (1) vote "for" all four nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

     With respect to the ratification of accountants, the affirmative vote of a majority of the votes cast is required for the ratification of Ernst & Young LLP as independent accountants for the Company. Abstentions will be considered shares entitled to vote in the tabulation of votes cast or proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REORGANIZATION OF THE EXCHANGE

     The Company began operating as an independent publicly held company on January 29, 1997, as the result of a merger of Southern California Physicians Insurance Exchange (the "Exchange") into SCPIE Indemnity Company, a subsidiary of the Company, and the issuance of 9,994,652 shares of Common Stock of the Company to approximately 10,400 members of the Exchange and an additional 500,000 shares to SCPIE Indemnity Company (the "Reorganization"). Concurrent with the Reorganization, the Company sold an additional 2,300,000 shares in a public offering of its Common Stock.

     Prior to the Reorganization, the operations of the Exchange were conducted by SCPIE Management Company, which acted as the Exchange's attorney-in-fact. Executives were employed by SCPIE Management Company during 1996, and SCPIE Management Company continues to provide management services to the insurance subsidiaries of the Company pursuant to management agreements. SCPIE Management Company is a wholly owned subsidiary of the Company.

     The Annual Meeting is the first annual meeting of stockholders of the Company. Information in this proxy statement referring to 1996 relates principally to the operations of the Exchange prior to the Reorganization. All of the current directors of the Company were elected to their positions by the Exchange during 1996, while the Company was a subsidiary of the Exchange.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Four directors are to be elected at the Annual Meeting for full three-year terms expiring in 2000. The Board's nominees are Dr. Allan K. Briney, Mr. Willis T. King, Jr., Dr. Harriet M. Opfell and Dr. Reinhold A. Ullrich, all of whom are currently directors of the Company. The terms of the other eight directors continue after the Annual Meeting. Directors hold office until the annual meeting for the year in which their respective terms expire and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, the proxies will be voted for the election of the four directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

     Set forth below is certain information regarding each nominee or director continuing in office, including a description of his or her positions and offices with the Company (other than as a director) and with the Exchange prior to the Reorganization, if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in certain other companies or associations; and his or her age. Each of the directors was first elected to the Board in 1996.

                NOMINEES FOR ELECTION AS DIRECTORS TO BE ELECTED
 FOR A TERM OF THREE YEARS ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2000

     Allan K. Briney, M.D., 75, Director, was Chairman of the Board of Governors of the Exchange from 1976 until the time of the Reorganization. He has been a board-certified radiologist in Whittier, California, for more than five years. He is a past President of the Los Angeles County Medical Association ("LACMA"), and is a former Chairman of LACMA's Board of Trustees.

     Willis T. King, Jr., 52, Director, has been a director and officer of Johnson & Higgins, insurance brokers, for more than five years, and since 1986 has been Chairman and Chief Executive Officer of Willcox Incorporated Reinsurance Intermediaries, a subsidiary of Johnson & Higgins engaged in reinsurance.

     Harriet M. Opfell, M.D., 72, Director, was a member of the Board of Governors of the Exchange from 1981 until the time of the Reorganization. She has been a board-certified pediatrician in Orange, California, for more than five years, and is a clinical professor of pediatrics at the University of California at Irvine. Dr. Opfell is a former President of the Orange County Medical Association and served as President of the medical staff at Children's Hospital of Orange County.

     Reinhold A. Ullrich, M.D., 69, Director, was a member of the Board of Governors of the Exchange from 1991 until the time of the Reorganization. He has been a board-certified obstetrician and gynecologist in Torrance, California, for more than five years, and has been on the clinical faculty at the UCLA School of Medicine since 1954. Dr. Ullrich is a former President of LACMA, and is a past Chairman of its Board of Trustees. He served on the California Medical Association's ("CMA") Board of Trustees from 1989 to 1995. He has been an alternate delegate to the American Medical Association ("AMA") since 1990.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE DIRECTOR NAMED ABOVE.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

             TERMS EXPIRING AT 1998 ANNUAL MEETING OF STOCKHOLDERS

     Mitchell S. Karlan, M.D., 69, Chairman of the Board, was a member of the Board of Governors of the Exchange from 1986 until the time of the Reorganization. He has been a board-certified general surgeon in Beverly Hills, California, for more than five years. Dr. Karlan is Chairman of the AMA Council on Scientific Affairs. He is a former President of LACMA, a former Chairman of LACMA's Board of Trustees and a recent past member of the CMA Board of Trustees.

     Jack E. McCleary, M.D., 69, Director, was a member of the Board of Governors of the Exchange from 1982 until the time of the Reorganization. He has been a board-certified dermatologist in Sherman Oaks, California, for more than five years. Dr. McCleary is the immediate past President of the CMA. He is a former LACMA President and Speaker of the CMA House of Delegates.

     Wendell L. Moseley, M.D., 69, Director, was a member of the Board of Governors of the Exchange from 1983 until the time of the Reorganization. He has been a board-certified family practitioner in San

Bernardino, California, for more than five years, and is on the clinical faculty of the Loma Linda University School of Medicine. Dr. Moseley is a past President of the San Bernardino County Medical Society. Dr. Moseley has served as a CMA delegate for 26 years.

     Donald P. Newell, 59, Director, has been a partner at the law firm of Latham & Watkins in San Diego, California, for more than five years. Mr. Newell is also a director of Mercury General Corporation, an insurance holding company.

             TERMS EXPIRING AT 1999 ANNUAL MEETING OF STOCKHOLDERS

     Charles B. McElwee, M.D., 66, Director, was a member of the Board of Governors of the Exchange from 1995 until the time of the Reorganization. He has been a board-certified orthopedic surgeon in Covina, California, for more than five years, and is also affiliated with the University of Southern California School of Medicine. Dr. McElwee is a former President of LACMA, a former Chairman of the Board of Trustees of LACMA, and is a member of the Board of Trustees of the CMA. He is also Vice Chairman of California Medical Association Political Action Committee, the legislative arm of the CMA.

     William A. Renert, M.D., 57, Director, was a member of the Board of Governors of the Exchange from 1990 until the time of the Reorganization. He has been a board-certified radiologist in La Mesa, California, for more than five years. Dr. Renert is a past President of the San Diego County Medical Society.

     Henry L. Stoutz, M.D., 64, Director, was a member of the Board of Governors of the Exchange from 1976 until the time of the Reorganization. He has been a board-certified urologist in Ventura, California, for more than five years, and is a former clinical instructor, Department of Urology, at the UCLA School of Medicine. He is Chairman of the Ventura County Medical Society Professional Liability Committee.

     Donald J. Zuk, 60, Director, President and Chief Executive Officer. Mr. Zuk has been President and Chief Executive Officer of SCPIE Management Company since 1989. Prior to joining SCPIE Management Company, he served 22 years with Johnson & Higgins, insurance brokers. His last position there was Senior Vice President in charge of its Los Angeles Health Care operations, which included the operations of SCPIE under a contract that then existed with SCPIE Management Company. Since 1993, Mr. Zuk has served on the Board of Directors of GCR Holdings Limited, a catastrophe property reinsurance company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were four meetings of the Company's Board of Directors during the year ended December 31, 1996. During 1996, all incumbent directors attended at least 75% of the meetings of the Board of Directors. There were no formal meetings of Committees of the Board of Directors prior to completion of the Reorganization.

     The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

     Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required by the Company's Restated Certificate of Incorporation, the Bylaws or applicable law. The Executive Committee consists of four members, one of whom is required to be the Chairman of the Board of Directors. The members of the Executive Committee are Messrs. Karlan (Chairman), Briney, Moseley and Zuk.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the scope of audit engagements, reviews comment letters of such accountants and management's response thereto, approves professional services provided by such accountants, reviews the independence of such accountants, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of three members, all of whom are independent directors. The members of the Audit Committee are Messrs. Moseley (Chairman), Karlan and McCleary.

     Compensation Committee. The Compensation Committee establishes remuneration levels for the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of the Company, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other such cash or stock incentive programs. The Chief Executive Officer of the Company establishes remuneration levels for other employees of the Company. The Compensation Committee consists of three members. The members of the Compensation Committee are Messrs. Karlan (Chairman), Moseley and King.

SUMMARY OF DIRECTOR'S COMPENSATION

     Each non-employee Director receives an annual retainer of $25,000. The Chairman of the Board of Directors is paid $1,500 per Board meeting and each other non-employee Director is paid $1,000 per Board meeting. Fees to non-employee Directors for participation on committees of the Board of Directors are $1,000 per meeting. The Chairman of the Executive Committee receives an additional annual retainer of $24,000. All non-employee Directors will be reimbursed for reasonable travel and other expenses incurred to attend meetings of the Company and committees thereof.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company became subject to the requirements of Section 16(a) on January 29, 1997.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, and (ii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under "Executive Compensation," and (iii) all directors and executive officers of the Company as a group. The Company believes that except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual. The information set forth below is reported as of March 10, 1997.

                                                                  NUMBER OF SHARES      PERCENT
                               NAME                              BENEFICIALLY OWNED     OF TOTAL
    -----------------------------------------------------------  ------------------     --------
    Mitchell S. Karlan, M.D....................................        12,710               *
    Donald J. Zuk..............................................        10,100               *
    Patrick S. Grant...........................................           100               *
    Joseph P. Henkes...........................................           500               *
    Patrick T. Lo..............................................           500(1)            *
    Jack E. McCleary, M.D......................................           986               *
    Wendell L. Moseley, M.D....................................         2,470               *
    Allan K. Briney, M.D. .....................................         5,571               *
    Willis T. King, Jr. .......................................         3,000               *
    Charles B. McElwee, M.D....................................         3,240               *
    Donald P. Newell...........................................            --              --
    Harriet M. Opfell, M.D. ...................................         1,445               *
    William A. Renert, M.D. ...................................         1,895               *
    Henry L. Stoutz, M.D. .....................................         1,595               *
    Reinhold A. Ullrich, M.D. .................................         4,401               *
    All directors and executive officers as a group (15
      persons).................................................        48,370               *

---------------

  * Less than 1%.

(1) Includes three hundred (300) shares held by Mr. Lo's spouse.

     As of March 10, 1997, no person was known by the Company to be the "beneficial owner," as defined in rules of the Securities and Exchange Commission (the "SEC"), of five percent or more of the outstanding shares of Common Stock.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     As discussed elsewhere in this Proxy Statement, during 1996 the Company operated as a wholly owned subsidiary of the Exchange. Accordingly, decisions regarding 1996 compensation of Company executives were made by the management company of the Exchange and this report does not describe the bases for that compensation or the relationship of the Company's performance to such compensation. Instead this report is intended to describe the current intent of the Compensation Committee (the "Committee") regarding the formulation, development and the establishment of policies concerning executive compensation which will become applicable during the next year.

     The general objective of the Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The Committee is responsible for the formulation of appropriate compensation plans and incentives for executives of the Company, the recommendation of such plans and incentives to the Board of Directors for its consideration and adoption, continuing oversight of the compensation of the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents, and the ongoing administration of various compensation programs as may be authorized or directed by the Board.

     The overall goal of the Committee is to ensure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of these objectives. This will be done in the context of a compensation program that should include three components:

     - Base pay, which is intended to provide a stable annual salary at a level consistent with individual contributions.

     - Variable pay, which links bonus and other short-term incentives to the performance of the Company and its individual units.

     - Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

     Another goal of the Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with identified peer companies, and that is equitable within the Company. The Committee believes that compensation programs must be structured to attract and retain talented executives.

     During 1997, the Committee will formulate and develop compensation programs consistent with the foregoing policies and objectives with a view to implementation of these programs during 1997 and 1998. As part of this project, the Compensation Committee plans to retain independent consultants experienced in executive compensation programs to provide data to the Committee with respect to a full range of available alternative and complementary compensation plans and components and to advise the Committee generally with respect to such matters.

     The Committee recognizes that the Revenue Reconciliation Act of 1993 placed certain limits on the tax deductibility of non-performance-based compensation. The Committee intends, to the extent practicable, that executive compensation be deductible for federal income tax purposes, provided that doing so would be consistent with other compensation objectives.

     The Committee believes that the successful design and administration of executive compensation programs that meet the foregoing policies and objectives will enhance the performance of the company, its executives and stockholder values.

March 4, 1997                             COMPENSATION COMMITTEE
                                          Mitchell S. Karlan, M.D. (Chairman)
                                          Wendell L. Moseley, M.D.
                                          Willis T. King, Jr.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information concerning the compensation of (i) the Company's President and Chief Executive Officer and
(ii) the three other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for the years ended December 31, 1995 and 1996. During such time periods, the Named Executive Officers were compensated by SCPIE Management Company, which is now a subsidiary of the Company and currently employs all executives of the Company and its subsidiaries. The Company was organized as a Delaware corporation in February 1996 and consequently did not pay any cash compensation to its executive officers for the years ended December 31, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                                 -------------------------------------
          NAME AND PRINCIPAL                                            OTHER ANNUAL        ALL OTHER
             POSITION(S)               YEAR(1)    SALARY     BONUS     COMPENSATION(2)   COMPENSATION(3)
-------------------------------------- -------   --------   --------   ---------------   ---------------
Donald J. Zuk                           1995     $391,378   $ 52,085       $ 1,581           $28,970
President and Chief Executive Officer   1996      416,262    100,000         4,012            31,777

Joseph P. Henkes                        1995     $190,000   $  5,000            --           $11,400
Senior Vice President, Operations and   1996      200,000     65,000            --            12,000
  Actuarial Services and Secretary

Patrick S. Grant                        1995     $165,000   $ 15,000            --           $ 9,990
Senior Vice President, Marketing        1996      180,000     65,000            --            10,800

Patrick T. Lo                           1995     $131,000   $ 10,000            --           $ 7,860
Vice President and Chief Financial      1996      146,879     40,000            --             8,813
  Officer

---------------

(1) Under the rules promulgated by the SEC, since the Company was not a reporting company during the three immediately preceding fiscal years, only the information with respect to the two most recent completed fiscal years is reported in the Summary Compensation Table.

(2) Other Annual Compensation for Mr. Zuk consists of payments for medical expenses that are in addition to those covered by the Company's medical benefit plans.

(3) All Other Compensation consists of Company contributions to the SMC Cash Accumulation Plan of SCPIE (the "401(k) Plan") for each Named Executive Officer and expenses related to a vehicle provided to Mr. Zuk by the Company.

EMPLOYMENT AGREEMENT

     SCPIE Management Company has in effect an employment agreement (the "Employment Agreement") with Mr. Zuk, which is guaranteed by the Company. The Employment Agreement provides for a term expiring on December 31, 2001, at a current salary of $435,200 per annum, with annual increases indexed to increases in the Consumer Price Index for the preceding calendar year. The Employment Agreement also provides for payment of bonuses at the discretion of the Board of Directors of SCPIE Management Company, subject to the approval of the Company. In the event of termination of the Employment Agreement by SCPIE Management Company, severance pay of up to two years' salary is due under certain circumstances. Mr. Zuk may also terminate the Employment Agreement at any time, with or without cause, upon 90 days' written notice to SCPIE Management Company. No other employment agreements currently exist.

COMPENSATION PLANS

     401(k) Plan. Following the Reorganization, the Company has assumed the 401(k) Plan of the Exchange. The 401(k) Plan offers eligible employees of SCPIE Management Company an opportunity to contribute to the 401(k) Plan on a regular basis through payroll deductions in amounts equal to but not greater than 15% of their compensation. The 401(k) Plan's benefits are based on amounts contributed and individual account investment performance. All full-time employees of SCPIE Management Company (defined as employees whose work week constitutes at least 38 3/4 hours) who are over age 21 years are eligible to participate in the 401(k) Plan.

     The Company matches 100% of an employee's contribution to the 401(k) Plan up to 6% of such employee's compensation. The amount of matching contributions made by the Company for the fiscal years ended December 31, 1996, 1995 and 1994 were $418,000, $389,000 and $350,000, respectively. In addition, the Company may make discretionary contributions to the 401(k) Plan to be allocated among the employees' accounts on the basis of their relative levels of compensation.

     Pension Benefits. Following the Reorganization, the Company has assumed two retirement plans that provide pensions for employees of the Company. The SCPIE Management Company Retirement Income Plan (the "Retirement Plan") is an employee non-contributory tax qualified defined benefit plan that provides each employee with a basic annual benefit at normal retirement (age 65) equal to 1.15% of the employee's earnings for each year of service after 1989 (subject to applicable law limitations on the amount of earnings which may be considered for benefit accrual purposes under tax qualified plans) while with the Company and the employee's benefit accrued under a prior plan of SCPIE Management Company. Employees attaining age 35 or attaining age 21 and having completed one year of service are eligible to participate in the Retirement Plan. Benefits vest after five years of service. The Supplemental Retirement Plan for Selected Employees of SCPIE Management Company (the "Supplemental Plan") enhances the benefits under the Retirement Plan for selected employees of the Company (currently all 15 Vice Presidents and the President of SCPIE Management Company). The enhanced benefit under the Supplemental Plan provides an annual benefit at normal retirement age (age 65) equal to 1.5% of the average annual rate of earnings during the employee's 36 highest consecutive months in his or her last ten years of service immediately prior to retirement, multiplied by the employee's years of service with the Company or SCPIE Management Company, less the employee's benefits under the Retirement Plan and under a predecessor plan. In addition, the Supplemental Plan provides for a lump sum payment equal to the difference between (i) the amount of the benefits that the employee would have accrued under the 401(k) Plan if the Company's contribution allocated to the employee's account had not been limited by certain provisions of the Code that limit the amount which can be allocated to the employee's account under the 401(k) Plan and the amount of each employee's annual compensation which can be taken into account under the 401(k) Plan and (ii) the amount of the benefits accrued by the employee under the 401(k) Plan. The period of service under both the Retirement Plan and the Supplemental Plan includes any period of service with Johnson & Higgins, which formerly managed the business of the Company.

     The following table shows the estimated annual benefits payable under the Supplemental Plan and the Retirement Plan to Company employees in the higher salary classifications upon retirement:

  SUPPLEMENTAL PLAN
    REMUNERATION
   (AVERAGE OF 36                      ESTIMATED ANNUAL BENEFIT ($)
       HIGHEST        --------------------------------------------------------------
     CONSECUTIVE
   MONTHS IN FINAL                 YEARS OF CREDITED SERVICE AT AGE 65
    TEN YEARS OF      --------------------------------------------------------------
      SERVICE)          10         15         20         25         30         35
  -----------------   -------   --------   --------   --------   --------   --------
      $ 100,000       $15,000   $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 52,500
      $ 150,000        22,500     33,750     45,000     56,250     67,500     78,750
      $ 200,000        30,000     45,000     60,000     75,000     90,000    105,000
      $ 250,000        37,500     56,250     75,000     93,750    112,500    131,250
      $ 300,000        45,000     67,500     90,000    112,500    135,000    157,500
      $ 350,000        52,500     78,750    105,000    131,250    157,500    183,750
      $ 400,000        60,000     90,000    120,000    150,000    180,000    210,000
      $ 450,000        67,500    101,250    135,000    168,750    202,500    236,250
      $ 500,000        75,000    112,500    150,000    187,500    225,000    262,500

     The amounts shown in the table are straight life annuities payable under the plans without reduction for the joint and survivor annuity. Retirement benefits listed in the table are not subject to any deduction for Social Security benefits, but are reduced by any pension amounts payable to the employee under a Johnson & Higgins retirement plan.

     The earnings subject to the retirement plans for each of the executive officers in the Summary Compensation Table is determined from the compensation amounts shown under "Salary," but not the amounts shown under "Bonus." As of December 31, 1996, the years of service of Messrs. Zuk, Henkes, Grant and Lo are 30 years, 10 years, 25 years and 6 years, respectively.

     Frozen Retirement Plan for Members of the SCPIE Board of Governors. The Exchange has maintained the SCPIE Retirement Plan for Outside Governors and Affiliated Directors (the "Board of Governors' Retirement Plan"), a nonqualified supplemental retirement plan that provides a $12,000 annual retirement benefit for members of the SCPIE Board of Governors and directors of affiliated entities who have at least five years of service as defined in the Board of Governors' Retirement Plan. After the Reorganization, the Exchange's obligations under the Board of Governors' Retirement Plan have become the obligations of a subsidiary of the Company. Participation in the Board of Governors' Retirement Plan was frozen on December 31, 1996. Any persons receiving benefits on that date continue to receive them. All other eligible persons under the Board of Governors' Retirement Plan became 100% vested in the benefits accrued prior to that date and no additional benefits will accrue after that date. No additional individuals, including directors of SCPIE Indemnity or directors of the Company or its subsidiaries, will be eligible to participate in the Board of Governors' Retirement Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has employed in the past, and intends to employ in the future, the law firm of Latham & Watkins to perform legal services. Donald P. Newell, a director of the Company, is a partner of Latham & Watkins.

     Certain members of the Board of Directors of the Company served as members of the Underwriting, Claims and Investment Committees of the Exchange during 1996 and performed consulting services for the Exchange. In no case did the compensation paid to any director for such services during 1996 exceed $60,000. The Company expects that similar services will be performed during 1997 for the insurance subsidiaries of the Company.

     The Company has entered into in the past, and intends to enter into in the future, certain contracts with the firms of Willcox Incorporated Reinsurance Intermediaries and Johnson & Higgins, for whom Willis T. King, Jr., a director of the Company, serves as a director and officer. Johnson & Higgins serves as an insurance broker for the Company and received commissions for these services of $43,630, $46,142 and $81,658, in 1996 1995, and 1994, respectively. The Company has six reinsurance contracts that are placed by Willcox Incorporated Reinsurance Intermediaries, which is the reinsurance division of Johnson & Higgins. Willcox Incorporated Reinsurance Intermediaries received commissions on the placement of these policies of $741,452, $679,825 and $571,613 in 1996, 1995 and 1994, respectively.

STOCK PERFORMANCE GRAPH

     A stock price performance graph is not included herein because the Company consummated its initial public offering of Common Stock on January 29, 1997 and therefore the Common Stock was not publicly traded in 1996.

                                   PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent accountants for the Company and its subsidiaries for the current fiscal year ending December 31, 1997.

     A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     Proposals and nominations which stockholders intend to present at the 1998 annual meeting of stockholders pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by November 28, 1997, to be eligible for inclusion in the proxy material of that meeting.

                               OTHER INFORMATION

PROXY SOLICITATION

     Officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram, in addition to the use of the mails. None of these individuals will receive special compensation for these services which will be performed in addition to their regular duties. The Company has also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses. The Company will pay the cost of all proxy solicitation.

MISCELLANEOUS

     The Company's management knows of no other matters that are to be brought before the Annual Meeting. If any other matters come properly before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SEC. REQUESTS MAY BE MADE TO SCPIE HOLDINGS INC., 9441 W. OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA 90212, ATTENTION: PATRICK LO.

                                          By order of the Board of Directors.

                                          (SIGNATURE)
                                          Joseph P. Henkes
                                          Secretary

9441 W. Olympic Boulevard
Beverly Hills, California 90212
March 28, 1997

                              SCPIE HOLDINGS INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 8, 1997
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SCPIE HOLDINGS INC.

        The undersigned Stockholder(s) of SCPIE HOLDINGS INC. (the "Company") hereby constitutes and appoints Mitchell S. Karlan, M.D., Wendell L. Moseley, M.D., and Donald J. Zuk, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Grande Hotel, 333 South Figueroa Street, Los Angeles, California 90071 on May 8, 1997, at 3:00 p.m., Pacific time, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

        THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE. EXCEPT AS SPECIFIED TO THE CONTRARY ON THE REVERSE SIDE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR PROPOSAL 2.

        The undersigned revokes any prior proxy at such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                     (Please sign and date on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS OF SCPIE HOLDINGS INC.           Please mark
RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2.         your vote as
                                                        indicated in   [X]
                                                        this sample

PROPOSAL 1: ELECTION OF DIRECTORS

 FOR all nominees              WITHHOLD               EXCEPTIONS
listed to the right           AUTHORITY
 (except as marked     to vote for all nominees
 to the contrary)        listed to the right

      [ ]                        [ ]                      [ ]

Nominees: Allan K. Briney, M.D., Willis T. King, Jr., Harriet M. Opfell, M.D., Reinhold A. Ulrich, M.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

PROPOSAL 2: To ratify the appointment of Ernst & Young LLP as independent accountants for the Company for the fiscal year ending December 31, 1997.

        FOR     AGAINST     ABSTAIN

        [ ]       [ ]         [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                        IMPORTANT: Please sign exactly as your name appears to the left. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name, by an authorized person. Each joint tenant should sign.

                        Dated: ______________________________________, 1997

                        ___________________________________________________
                                     Signature of Shareholder

                        ___________________________________________________
                                     Signature if held jointly

                        PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE